UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2010

MMR INFORMATION SYSTEMS, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

468 NORTH CAMDEN DRIVE, 2nd FLOOR BEVERLY HILLS, CA		90210
(Address of Principal Executive Offices)		(Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On March 30, 2010, MMR Information Systems, Inc. (the "Company") announced that it had entered into a Master Services Agreement (the "Services Agreement") with Chartis International LLC ("Chartis"), effective as of March 22, 2010. Under the terms of the Services Agreement, Chartis will provide the Company's secure online Personal Health Record services to Chartis policyholders worldwide. The program, designed to be an integrated benefit to Chartis policyholders, will be introduced and provided through local Chartis insurance companies throughout the world.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Services Agreement, a copy of which will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

A press release by the Company regarding the Services Agreement was announced on March 30, 2010, and is attached hereto as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 30, 2010	MMR INFORMATION SYSTEMS, INC. By: /s/ ROBERT H. LORSCH Robert H. Lorsch Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 30, 2010. Also provided in PDF format as a courtesy.